UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2014

SOFTECH, INC.
(Exact name of the Registrant as specified in its charter)

Massachusetts	0-10665	04-2453033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

650 Suffolk Street, Suite 415, Lowell, MA 01851
(Address of principal executive offices and zip code)

Telephone (978) 513-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into Material Definitive Agreements.

On June 20, 2014, SofTech, Inc. (“SofTech”) entered into three agreements: a Securities Purchase Agreement (the “Purchase Agreement”) with Mr. Joseph P. Daly, an existing SofTech shareholder; a Promissory Note (the “Note”) agreement with EssigPR, Inc. (“EssigPR”) a Puerto Rico corporation; and a Partnership Agreement (the “Agreement”) with Essig Research, Inc., (“Essig”) a corporation based in Cincinnati, Ohio. EssigPR and Essig are owned by the aforementioned Mr. Daly. Each of the agreements between the parties is briefly described below.

Securities Purchase Agreement. Under the Purchase Agreement dated June 20, 2014, Mr. Daly, Essig’s CEO and owner, purchased 110,000 shares of SofTech common stock, par value $.10 per share, in a direct private placement. The Purchase Agreement is attached hereto as Exhibit 10.1.

The material terms of the Purchase Agreement are summarized below. This summary is subject to the actual terms set forth in the Purchase Agreement which should be read in its entirety. Any capitalized terms used below which are not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

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Number of Shares Sold: 110,000 shares of the Company’s common stock, par value $.10 per share

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Purchase Price Per Share: $5.00 per share

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Type of Offering: Direct private placement to an accredited investor; no registration rights; no third party placement fees

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Purchase Put Right: Mr. Daly shall have the right to require the Company to repurchase some or all of the shares at $7.00 per share during the ninety (90) day period immediately following the three-year anniversary of the Closing Date.

The Company does not believe that the issuance of such shares will restrict the Company’s ability to utilize its net operating losses to reduce tax liabilities that might otherwise be due. Accordingly, the Board of Directors of the Company approved in advance the purchase of the shares in this transaction as an “Exempt Transaction” as defined in Section 1(o) of the Company’s Rights Agreement, dated February 3, 2012, between the Company and the Registrar and Transfer Company.

The Purchase Agreement further provides that in the event whereby the Company is unable to reach a separate agreement to repurchase 101,411 existing shares of common stock from Greenleaf Capital, a third party entity, within 90 days of the Closing Date, 10,000 of the shares issued under this Purchase Agreement would be deemed null and void, and $50,000 of the $550,000 equity investment would be returned to the Mr. Daly along with a cancellation fee.

Previously, in December 2012, Mr. Daly purchased 25,000 shares of SofTech common stock, par value $.10 per share, at $5.00 per share. This share purchase gave Mr. Daly the right to require the Company to repurchase some or all of the 25,000 shares at $5.50 per share during the thirty (30) day period from June 1 to June 30, 2014. Prior to entering into the Purchase Agreement described above, Mr. Daly exercised that put right and the Company repurchased the 25,000 shares of SofTech common stock from him.

Upon completion by Mr. Daly of the exercise of the put right and the purchase of the new shares issued under the above described arrangement, he owns 167,279 shares of Company common stock which represents 17.4% of the 960,135 total common shares outstanding.

Promissory Note. Under the terms of the Note, SofTech entered into a three (3) year borrowing arrangement with EssigPR as the lender. The Note is attached hereto as Exhibit 10.2. The material terms of the Note are summarized below. This summary is subject to the actual terms set forth in the Note which should be read in its entirety. Any capitalized terms used below which are not defined herein shall have the meaning ascribed to them in the Note.

The Note is a $750,000 term loan ending on April 1, 2017, that accrues interest at a 9.5% interest rate, paid quarterly in arrears. The principal on the Note will be paid from the deferred payments due over the next three years from Mentor Graphics Corporation (“Mentor”) in connection with their purchase of the CADRA product line from SofTech pursuant to the Asset Purchase Agreement dated as of August 30, 2013 (the “APA”). Specifically, the deferred payments, which may constitute up to $1.02 million, are described as follows:

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$320,000 due on October 18, 2014, the one-year anniversary of the sale of the CADRA product line. This holdback of 10% of the purchase price was to ensure non-breach of the APA and is subject to offset by Mentor should they have any indemnity claims under the APA; and

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Up to an additional $706,000 due in three installments on each of April 1, 2015, 2016 and 2017. The actual amount due on each of those payment dates shall be equal to 10% of the actual revenue generated by Mentor from the CADRA product line during their fiscal years ended January 31, 2015, 2016 and 2017.

In the event whereby the total payments received from Mentor from the above described deferred payments are insufficient to fully satisfy all amounts due under this Note including principal and interest, the Company shall pay the remaining balance on April 1, 2017. In the event whereby the deferred payments exceed the amounts due under this Note, such excess shall be the sole property of SofTech.

On the occurrence and continuance of an event of default under the Note that is not cured after written notice from EssigPR, all or any part of the indebtedness under the Note may become immediately due at the option of EssigPR. Under the Note, events of default are (1) a default in the payment of any money owed by the Company to EssigPR under this Note or in any other transaction or (2) a default in the Company’s performance of any obligation to EssigPR under the Note or any other agreement between the two parties, whether such agreement is presently existing or entered into in the future. If Company dissolves, becomes insolvent, or makes an assignment for the benefit of creditors, all such indebtedness under the Note shall become automatically due and payable.

Partnership Agreement

Under the Agreement between SofTech and Essig which expires on April 1, 2017, the two companies agree to work together to market and deliver Essig’s specialized services to the SofTech customer base and to split the revenues received from such co-marketing efforts in the manner described hereunder. The Agreement is attached hereto as Exhibit 10.3.

The parties contemplate that the typical arrangement for delivery of services under these co-marketed activities would result in a revenue split of 80:20 to Essig and SofTech, respectively. However, the parties agreed to negotiate a different arrangement for the revenue split should the responsibilities for actual projects won under this Agreement differ from typical arrangement anticipated.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Company’s entry into, and borrowings under, the Note is incorporated herein by reference.

Item 3.02

Unregistered Sales of Securities.

The information provided in item 1.01 with regard to the Purchase Agreement is hereby incorporated by reference to this Item 3.02.

The offer and sale of securities in the private placement described in Item 1.01 of this Current Report on Form 8-K was made to an “accredited investor” (as defined in Rule 501(a) under the Securities Act) in reliance on the exemption from registration provided by section 4(a)(2) of the Securities Act of 1933 and Rule 506 thereunder.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement

10.2	Promissory Note

10.3	Partnership Agreement

99.1	Press Release of SofTech, Inc. dated June 26, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOFTECH, INC.

Date: June 26, 2014

By: /s/ Joseph P. Mullaney

Joseph P. Mullaney

President & Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Securities Purchase Agreement

10.2	Promissory Note

10.3	Partnership Agreement

99.1	Press Release of SofTech, Inc. dated June 26, 2014

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